EXHIBIT 23.2

                 CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1999 Omnibus Securities Plan of our report dated October 21, 1999 with respect to the consolidated financial statements and schedule of Temtex Industries, Inc. and Subsidiaries included in its Annual Report (Form 10-K) for the year ended August 31, 1999, filed with the Securities and Exchange Commission.



                              /s/ Ernst & Young LLP



Dallas, Texas
April 4, 2000